UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             Churchill Ventures Ltd.
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             (Exact name of registrant as specified in its charter)

         Delaware                                         20-5113856
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   (State of incorporation                            (I.R.S. Employer
      or organization)                               Identification No.)

50 Revolutionary Road, Scarborough, New York                  10510
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   (Address of principal executive offices)                 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                               Name of each exchange on which
to be so registered                               each class is to be registered


Units                                             American Stock Exchange
---------------------------------------------     -------------------------

Common Stock, par value $0.001 per share          American Stock Exchange
---------------------------------------------     -------------------------

Warrants to purchase Common Stock                 American Stock Exchange
---------------------------------------------     -------------------------

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A,(c), check the following box. |X|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A,(d), check the following box.

Securities Act registration statement file number to which this form relates:
333-135741 (if applicable)
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Securities to be registered pursuant to Section 12(g) of the Act: None.

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The securities to be registered hereby are the units, common stock and warrants of Churchill Ventures Ltd. (the "Company"). The description of the units, the common stock and the warrants, contained in the section entitled "Description of Securities" in the Prospectus included in the Company's registration statement on Form S-1 (File No. 333-135741), as amended from time to time (the "Registration Statement"), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

ITEM 2. EXHIBITS

        EXHIBIT NO.    DESCRIPTION
        -----------    -----------
        3.1            Second Amended and Restated Certificate of Incorporation*
        3.2            Bylaws**
        4.1            Specimen Unit Certificate*
        4.2            Specimen Common Stock Certificate*
        4.3            Specimen Warrant Certificate***
        4.5            Form of Warrant Agreement between Continental Stock
                       Transfer & Trust Company and the Registrant****

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*    Incorporated by reference from Amendment Number 1 to the Company's
     Registration Statement on Form S-1 (originally filed July 13, 2006) filed with the Securities and Exchange Commission on September 12, 2006.

** Incorporated by reference from the Company's Registration Statement on Form S-1, filed with the Securities and Exchange Commission on July 13, 2006.

*** Incorporated by reference from Amendment Number 2 to the Company's Registration Statement on Form S-1 (originally filed July 13, 2006) filed with the Securities and Exchange Commission on October 6, 2006.

**** Incorporated by reference from Amendment Number 5 to the Company's
     Registration Statement on Form S-1 (originally filed July 13, 2006) filed with the Securities and Exchange Commission on February 12, 2007.

                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


     Dated: February 22, 2007              CHURCHILL VENTURES LTD.


                                           By: /s/ Itzhak Fisher
                                               ----------------------
                                                  Name:   Itzhak Fisher
                                                  Title:  Chairman